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                                  EXHIBIT 2.2

                             By-Laws of the Company




                                  Page 16 of 36

                        Exhibit Index is located at page 4.
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                      EXCELSIOR PRIVATE EQUITY II, INC.
                            (a Maryland corporation)
                                    BY-LAWS


        These by-laws ("By-Laws") are made as of the 20th day of March, 1997 and adopted pursuant to Article X of the Articles of Incorporation establishing Excelsior Private Equity Fund II, Inc. (the "Company") dated March 20, 1997, as from time to time amended, restated or supplemented (hereinafter called the "Articles"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Articles unless otherwise noted.

                                   ARTICLE I

                                    OFFICES

         The principal office of the Company shall be in Baltimore, State of Maryland.

         The principal executive office of the Company shall be at 114 West 47th Street, New York, New York 10036-1532.

         The Company may have such other offices in such places as the Board of Directors (the "Board" or "Directors," each individually, a "Director") may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1. Special Meetings. Special meetings of the Stockholders, unless otherwise provided by law or by the Articles, may be called for any purpose or purposes by a majority of the Board or the President, and, upon satisfaction of statutory requirements, shall be called on the written request of the Stockholders of at least 25% of the outstanding capital stock of the Company entitled to vote at such meeting.


         2.2. Annual Meeting. An annual meeting of the Stockholders (the "Stockholders") of the Company shall be held on such date and at such hour as may from time to time be designated by the Board and stated in the notice of such meeting; provided, however, that the Company shall not be required to hold an annual meeting of its Stockholders in any year unless the Investment Company Act of 1940, as amended (the "Investment Company Act") or other applicable law requires an election of Directors by the Stockholders or an annual meeting is otherwise required by law.





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         2.3.    Place of Meetings.  Any annual or special meeting of the
Stockholders shall be held at such place within the United States as the Board may from time to time determine.

         2.4. Notice of Meetings; Waiver of Notices. Written notice of the place, date and time of the holding of each annual and special meeting of the Stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than 10 nor more than 90 days before the date of such meeting, to each Stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail or similar means addressed to the Stockholder at the Stockholder's address as it appears on the records of the Company, with postage or any fees thereon prepaid.

         Notice of any meeting of Stockholders shall be deemed waived by any Stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless after the adjournment the Board shall fix a new record date for any adjourned meeting or the adjournment is for more than 30 days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

         2.5. Quorum and Adjournment. At all meetings of the Stockholders, the holders of a majority of all shares of stock of the Company entitled to vote at the meeting present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles or these By-Laws. A meeting of Stockholders convened on the date for which it was called may be adjourned as permitted under the laws of the State of Maryland. If a quorum shall not be present or represented at such meeting of Stockholders, a majority of the Stockholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting. At any adjourned session of a meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The absence from any meeting of holders of the number of shares of stock of the Company in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act or any other applicable statute, the Articles, or these By-Laws, for action on any given matter shall not prevent action at such meeting on any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy, holders of the number of shares of stock of the Company required for action in respect of such other matter or matters.




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         2.6.    Organization.  At each meeting of the Stockholders, the
Chairman of the Board (if one has been designated by the Board pursuant to Section 5.1 of Article V hereof), or in his absence or inability to act, the President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         2.7. Order of Business. The order of business at all meetings of the Stockholders shall be as determined by the chairman of the meeting.

         2.8. Voting. Except as otherwise provided by statute or the Articles, each holder of record of shares of stock of the Company having voting power shall be entitled at each meeting of the Stockholders to one vote for every share of such stock standing in the name of such Stockholder on the record of Stockholders of the Company as of the record date determined pursuant to Article X hereof.

         Each Stockholder entitled to vote at any meeting of Stockholders may authorize another person or persons to act for him by a proxy signed by such Stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged on or prior to its exercise. Except as otherwise provided by applicable law, the Articles or these By-Laws, any corporate action to be taken by vote of the Stockholders shall be authorized by a majority of the total votes cast at a meeting of Stockholders by the Stockholders present in person or represented by proxy and entitled to vote on such action.

         2.9. Inspectors of Election. In advance of any meeting of the Stockholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof (the "Inspectors of Election"). If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Stockholders may, and on the request of any Stockholder or his or her proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or more. If appointed at the meeting on the request of one or more Stockholders or proxies, a majority of votes cast shall determine whether one or more Inspectors of Election are to be appointed, but failure to allow such determination by the Stockholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be




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filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. Inspectors, before entering upon the discharge of their duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The Inspectors of Election shall determine the number of outstanding shares owned by Stockholders, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Stockholders. If there are three or more Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Stockholder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them. No Director or candidate for office of Director shall act as inspector of an election of Directors. Inspectors of Election need not be Stockholders.

         2.10. Records of Meetings of Stockholders. At each meeting of the Stockholders there shall be open for inspection the minutes of the last previous meeting of Stockholders and a list of the Stockholders, certified to be true and correct by the Secretary or other proper agent of the Company, as of the record date of the meeting. Such list of Stockholders shall contain the name of each Stockholder in alphabetical order, the Stockholder's address and shares owned by such Stockholder. Stockholders shall have the right to inspect books and records of the Company during normal business hours for any purpose not harmful to the Company.

         2.11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or the Articles, any action required to be taken at any annual or special meeting of Stockholders, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of Stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each Stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each Stockholder entitled to notice of the meeting but not entitled to vote thereat.




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                                  ARTICLE III

                               BOARD OF DIRECTORS

         3.1. Management of the Company. The property, business and affairs of the Company shall be managed under the direction of its Board, and all of the powers of the Company may be exercised by or under authority of the Board except as conferred upon or reserved to the Stockholders by law, by the Articles or by these By-Laws.


         3.2. Number of Directors and Tenure. The number of Directors of the Company shall, until further action is taken by the Board, be three. By vote of a majority of the entire Board, the number of Directors fixed by the Articles or by these By-Laws may be increased or decreased from time to time up to a maximum of 12, but shall never be less than two. Each Director shall hold office until his successor is duly elected and qualifies.

         3.3. Vacancies. Except as otherwise required by the Investment Company Act, any vacancy occurring in the Board for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by an action of a majority of the entire Board. A Director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of Stockholders or until a successor is elected and qualifies.

         At any annual meeting of Stockholders, Stockholders shall be entitled to elect Directors to fill any vacancies in the Board that have arisen since the preceding annual meeting of Stockholders (whether or not any such vacancy has been filled by election of a new Director by the Board) and amy Director so elected by the Stockholders shall hold office until his successor shall be elected and shall qualify.

         3.4. Removal. A Director may be removed only for cause, and not without cause, and only by action of the Stockholders taken by the holders of at least 75% of the shares of capital stock then entitled to vote for such Director in an election of Directors.

         3.5. Compensation of Directors. Directors may receive compensation for services to the Company in their capacities as Directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

         3.6. Power to Issue and Sell Stock. The Board may from time to time authorize by resolution the issuance and sale




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of any of the Company's authorized shares to such persons as the Board shall deem advisable.

         3.7. Power to Declare Dividends. The Board, from time to time as it may deem advisable, may declare and the Company may pay dividends, in cash, property, or shares of the Company available for dividends out of any source available for dividends, to the Stockholders according to their respective rights and interests.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         4.1. Place of Meetings. Meetings of the Board, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified in the notice of such meeting.

         4.2. Annual Meeting. The first meeting of each newly elected Board shall be held as soon as practicable after the meeting of Stockholders at which the Directors were elected or, in the absence of such annual Stockholders' meeting, at such time and place as the Board may provide. No notice of such meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of Stockholders.

         4.3. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

         4.4. Special Meetings. Special meetings of the Directors shall be held upon the call of the Chairman, if any, the President, the Secretary, or any two Directors, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

         4.5. Notice. Notice of every special meeting shall be given by mail (which term shall include overnight mail) or by electronic transmission (which term shall include without limitation by telephone, cablegram or telefacsimile) or delivered personally, to each Director at his or her business address as set forth in the records of the Company. Such notice shall be delivered not later than two days preceding the meeting. Notice of a meeting of Directors may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written




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consent.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting.

         4.6. Chairman; Records. The Directors shall elect a Chairman of the Board from among their number, pursuant to the provisions of Article V of
these By-Laws.  Such Chairman of the   Board shall act as chairman at all
meetings of the Directors; in his or her absence the President shall act as chairman; and, in the absence of both of them, the Directors present shall
elect   one of their number to act as temporary chairman.  The results of all actions taken at a meeting of the Directors, or by written consent of the Directors, shall be recorded by the Secretary.

         4.7. Committees. The Board may appoint from among its members an Executive Committee and other committees composed of two or more Directors, and may delegate to such committees any or all of the powers of the Board in the management of the business and affairs of the Company except the power to declare dividends or distributions on stock, to issue stock, to recommend to stockholders any action that requires stockholders' approval, to fill a vacancy on the Board, to amend these By-Laws or to approve any merger or share exchange which does not require stockholder approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member. Committees shall keep minutes of their proceedings and shall report the same to the Board at the meeting next succeeding, and any action by a committee shall be subject to revisions and alteration by the Board, provided that no rights of third persons shall be affected by any such revision or alteration.

         4.8. Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by statute, the Articles or these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         4.9. Consent of Directors on Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee designated from time to time by the Directors. Any two or more of the offices may be held by the same person,




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provided, however, that no one person may serve as both President and Vice
President, if any, and provided further, that any person who holds more than one office in the Company may not act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified by more that one officer. The Directors may designate a Vice President, if any, as an Executive Vice President and may designate the order in which any other Vice Presidents may act. No officer of the Company need be a Director. The Board may determine what, if any, compensation shall be paid to officers of the Company.

         4.10. Election and Tenure. At the organizational meeting, the Directors shall elect the Chairman, President, Secretary, Treasurer and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the Company. The Chairman of the Board and such officers shall hold office until resignation or removal in accordance with
Section 5.3 and until their successors have been duly elected and qualified. The Directors may fill any vacancy in or add any additional officers at any time.

         4.11. Removal of Officers; Resignation. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors whenever in the judgment of the Board the best interests of the Company will be served thereby. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

         4.12. Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Directors may determine.

         4.13. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Stockholders and, if present, meetings of the Directors of the Company. The Chairman may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments. The Chairman shall, when requested, counsel with and advise the other officers of the Company and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.

         4.14. President and Vice-Presidents. The President shall be the chief executive officer of the Company and, subject




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to the control of the Directors, shall have general supervision, direction and control of the business of the Company and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and at all meetings of the Directors. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Directors, the President shall have the power, in the name and on behalf of the Company, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Company. Unless otherwise directed by the Directors, the President shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Company holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President, if any, designated by the Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Chairman, the President and the Treasurer, any Vice President shall have the power in the name and on behalf of the Company to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors, the Chairman, or the President.

         4.15. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Stockholders, Directors and any committees of Directors, provided that, in the absence or disability of the Secretary, the Directors may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Company. The Secretary shall also perform any other duties commonly incident to such office in a Maryland corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

         4.16. Treasurer. Except as otherwise directed by the Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Company, and shall have and exercise under the supervision of the Directors and of the Chairman and the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Company or




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to its order.  He or she shall deposit all funds of the Company as may be ordered by the Directors, the Chairman or the President. He shall keep accurate account of the books of the Company's transactions which shall be the property of the Company and which, together with all other property of the Company in his possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Company and shall also be the principal financial officer of the Company. He or she shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Company.

         4.17. Other Officers and Duties. The Directors may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer:, employee and agent of the Company shall have such other duties and authority as may be conferred upon him by the Directors or delegated to him by the President.

                                    ARTICLE V

                             CUSTODY OF SECURITIES

         5.1. Employment of Custodian. The Company shall have the option to act as a self-custodian in accordance with the provisions set forth in Section 17(f) of the Investment Company Act and Rule 17f-2 thereunder or place, and at all times maintain, in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Company. The custodian, if any, (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act and the rules of the United States Securities and Exchange Commission (the "Commission") thereunder. The custodian, if any, shall be appointed from time to time by the Board which shall fix its remuneration.

         5.2. Appointment and Duties. The Board may at any time employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

                 (1) to hold the securities owned by the Company and deliver the same upon written order;




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                 (2) to receive and receipt for any moneys due to the Company and deposit the same in its own banking affiliate or elsewhere as the Directors may direct;

                 (3) to disburse such funds upon orders or vouchers;

                 (4) if authorized by the Directors, to keep the books and accounts of the Company and furnish clerical and accounting services; and

                 (5) if authorized to do so by the Directors, to compute the net income and net assets of the Company;

all upon such basis of compensation as may be agreed upon between the Directors and the custodian. The Directors may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved b~ the Director.

         5.3. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Directors may direct the custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, any such other person or entity with which the Directors may authorize deposit in accordance with the Investment Company Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Company.

         5.4. Termination of Custodian Agreement. Upon termination of the custodian agreement, if any, or inability of the custodian to continue to serve, the Board shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board shall call as promptly as possible a special meeting of the Stockholders to determine whether the Company shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of capital stock entitled to vote of the Company, the custodian shall deliver and pay over all property of the Company held by it as specified in such vote.




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                                   ARTICLE VI

                                 CAPITAL STOCK

         6.1. Issuance of Certificates. Each holder of stock of the Company shall be entitled to have a certificate or certificates, in such form as shall be approved by the Board representing the number of shares of stock of the Company owned by such Stockholder. The certificates representing shares of stock shall be signed by or in the name of the Company by the President and by the Secretary or the Treasurer and sealed with the seal of the Company. Any or all of the signatures or the seal on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

         The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Company. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         6.2. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of such certificate, and the Company may issue a new certificate of stock in the place of any Certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or such owner's legal representatives to give to the company a bond in such sum, limited or unlimited, and in such form and with such surety or guaranty, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

         6.3. Stock Ledger; Transfer of Capital Stock. The Company shall maintain at the offices of its transfer agent an original stock ledger containing the names and addresses of all Stockholders and the number of shares held by each Stockholder. Such stock ledger may be in written form or any other form




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capable of being converted into written form within a reasonable time for visual inspection.

         The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends and to vote as such owner, and shall not be bound to recognize any legal, equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Transfers of shares of the Company shall be made on the stock records of the Company only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

         7.1. Indemnification of Officers, Directors, Employees and Agents. The Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all judgments, penalties, fines and settlements and against all reasonable expenses, including attorneys' fees, actually incurred by him in connection with such Proceeding to the fullest extent permitted by law, provided that:


                 (a) such person acted in good faith and (i) in the case of conduct in such person's official capacity with the Company, in a manner he reasonably believed to be in the best interests of the Company and (ii) in all other cases, in a manner he reasonably believed not opposed to the best interests of the Company;

                 (b) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful;




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                 (c) unless ordered or permitted by a court, indemnification shall be made only as authorized in the specific case upon (i) a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (a) and (b) above, and (ii) such other authorizations and determinations as may be required by law to be made, by (A) the Board of the Company by the vote of a majority of a quorum consisting of Directors who are neither "interested persons" of the Company as defined in the Investment Company Act nor parties to such Proceeding or if such quorum cannot be obtained, by a majority vote of a committee of the Board consisting solely of two or more such Directors who are duly designated to act in the matter by a majority vote of the full Board, or (B) independent legal counsel in a written opinion, which counsel shall be selected in accordance with such procedures as may be required by law; provided, however, that such counsel shall make only such determinations and authorizations as are permitted by law to be made by independent counsel, or (C) the Stockholders of the Company acting in accordance with the Articles and the By-Laws of the Company and applicable law;

                 (d) in the case of a Proceeding by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made except for the payment of expenses reasonably incurred by such person in connection therewith; provided, however, that if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Company, no indemnification shall be made with respect to the expense incurred by such person in connection with such Proceeding unless, and only to the extent that, the court in which such Proceeding is brought, or a court of equity in the county or other local jurisdiction in which the Company has its principal office, shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper; and

                 (e) no indemnification or other protection shall be made or given to any Director or officer of the Company against any liability to the Company or to its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Company in advance of the final disposition thereof to the fullest extent permitted by law.

         The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall create a rebuttable presumption that such person has not met the applicable standard of conduct set forth in subparagraphs (a) and (b) above.

         7.2. Insurance of Officers, Directors, Employees and Agents. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Company would have the power to indemnify him against such liability.

                                  ARTICLE VIII

                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal" and "Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE IX

                                  RECORD DATE

         The Board may fix in advance a date as the record date for the purpose of determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or in order to make a determination of Stockholders for any other purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of Stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.




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


                                   ARTICLE X

                                  RECORD DATE

         10.1. Depositories. In accordance with Article VI of these By-Laws, ,the funds of the Company shall be deposited in such depositories as the Directors shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Directors may from time to time authorize.

         10.2. Signature. All contracts and other instruments shall be executed on behalf of the Company by such officer, officers, agent or agents, as provided in these By-Laws or as the Directors may from time to time by resolution or authorization provide.

         10.3. Fiscal Year. The fiscal year of the Company shall end on December 31 of each year, subject, however, to change from time to time by the Board.

                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

         11.1. Amendment and Repeal of By-Laws. In accordance with Article X of the Articles, the Directors shall have the power to alter, amend or repeal these By-Laws or adopt new by-laws at any time. The Directors shall in no event adopt by-laws which are in conflict with the Articles, the General Laws of the State of Maryland, the Investment Company Act or other applicable federal securities laws.




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